UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2008

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Swank, Inc. (the “Company,” “we,” or “our”) and twelve other other parties (the “PRP Group”), along with the Town of Norton, Massachusetts and the United States Department of Energy (“USDOE”), signed a judicial consent decree relating to the Shpack Superfund site located in Norton and Attleboro, Massachusetts (the “Site”), which was lodged on December 9, 2008 with the United States District Court for the District of Massachusetts, Eastern Division. The PRP Group members have agreed in the consent decree, jointly and severally, to perform certain remediation activities at the Site in accordance with a statement of work agreed to between United States Environmental Protection Agency ("EPA"), on the one hand, and, on the other hand, the PRP Group and USDOE.

EPA estimated the total cost of remediation at the Site to be approximately $43 million, which includes two response actions at the Site.  The first action, managed by the U.S. Army Corps of Engineers and which is in process, is designed to remove radiological contamination. The second action, led by EPA, is designed to remove non-radioactive contamination. The second phase of the remediation would commence after the first phase has been completed (which we expect no earlier than the third quarter of 2010). At that time, we anticipate that the costs to complete remediation at the Site may be significantly reduced. Since the Company did not generate or deposit at the Site any radioactive materials, the Company should not be responsible for participating in the first response action, nor should the Company be responsible for any increased costs of remediation at the Site during the second phase due to the presence of any remaining radiological contamination (USDOE has agreed in the consent decree to be responsible for one-half of such increased costs). We believe it is unlikely that this matter will have a material adverse effect on our operating results, financial condition or cash flows, and that we have adequately reserved for the potential costs associated with this site.

Forward-Looking Statements

The foregoing disclosures contain "forward-looking statements" within the meaning of the federal securities laws. In that regard, the Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information as long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the prospective information furnished by us. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions and their respective effects on our financial condition or results of operations; any significant variations between the amounts we have estimated for the performance of our obligations under the consent decree and the actual costs to do so; the failure of any other party to pay and perform its financial and other obligations and any resulting participation by us in the payment and performance of those obligations; or the adequacy of our accounting reserves. Accordingly, actual results may differ materially from such forward-looking statements, and you are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. We assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

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